UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Molecular Templates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MOLECULAR TEMPLATES, INC.

9301 Amberglen Blvd., Suite 100

Austin, TX 78729

(512) 869-1555

Notice of Adjournment of Special Meeting of Stockholders

On December 4, 2024, Molecular Templates, Inc. (the “Company”) reconvened its previously adjourned special meeting of stockholders (the “Special Meeting”). The reconvened Special Meeting was held virtually and commenced at 10:00 am EST. At the Special Meeting, 2,479,252 shares of the Company’s common stock, or 37.66% of the outstanding shares of common stock entitled to vote as of the record date of October 15, 2024, were present in person or represented by proxy. The Company has not received proxies that would constitute a quorum and has decided to cancel the Special Meeting and to withdraw from consideration by the Company’s stockholders the proposals set forth in the Proxy Statement. The reconvened Special Meeting was adjourned without any further business being conducted and no proposals were approved.